AMENDMENT TO EMPLOYMENT AGREEMENT





This Amendment is entered into, effective 1 October 1998, by and between Kent J. Hussey (the "Executive") and Rayovac Corporation, a Wisconsin corporation (the "Company").

                                   Background

The Company desires to protect its confidential information and trade secrets and to protect itself against competition from its key executives.

The Company and the Executive wish to amend the existing employment agreement between themselves dated as of 27 April 1998 (the "Agreement").

                                  Undertakings

Now therefore, the parties agree:

1. Section 5(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

            The Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) twenty-four (24) months following such termination or (ii) such time as the Executive or the Executive's Estate breaches the provisions of Sections 6 or 7 of this Agreement.

2. Section 5(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:



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                                      -2-



            If the Executive's employment is terminated as a result of disability, the Executive's additional benefits specified in Section 3(c) shall continue to be available to the Executive until the first to occur of (i) the remaining period of the Term (or twenty-four
            (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

3. Section 5(c)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

            the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement;

4. Section 5(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

            the Executive's additional benefits specified in Section 3(c) shall continue to be available to the Executive until the first to occur of (i) twenty-four (24) months following such termination or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement;

5. The last sentence of Section 6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:



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                                      -3-


            The "Non-Competition Period" is (a) the longer of the Executive's employment hereunder or time period which he serves as a director of the Company plus (b) a period of two (2) years thereafter.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RAYOVAC CORPORATION                             EXECUTIVE


By:  /s/ David A. Jones                       /s/ Kent J. Hussey
     ----------------------------             --------------------------------
     David A. Jones                           Kent J. Hussey
     Chairman